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                                                                     EXHIBIT 5.1

STAHL & ZELMANOVITZ
767 Third Avenue - 14th Floor
New York, NY 10017

October 12, 2004

Board of Directors
NGAS Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, KY 40509

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to the registration statement (the "Registration Statement") of NGAS Resources, Inc., a British Columbia corporation (the "Company"), on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the sale from time to time by the selling stockholders named therein of up to an aggregate of up to 3,000,487 shares of common stock, no par value, of the Company (the "Shares") issuable upon conversion or repayment of the Company's 7% Convertible Note due October 4 2009 (the "Note") and exercise of related common stock purchase warrants (the "Warrants").

We have examined the Registration Statement, the Notice of Articles, as amended, and Articles of the Company, the Note, the Warrants and agreements entered in connection with the issuance thereof, the Company's records of corporate proceedings for the authorization, issuance and sale of the Note, the Warrants and the Shares issuable upon conversion or repayment of the Note and exercise of the Warrants and such other records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. Based upon the foregoing, it is our opinion that:

1. The Company is duly organized, validly existing and in good standing under the laws of the Province of British Columbia.

2. The Note and Warrants have been duly authorized and were validly issued. The Shares issuable upon conversion or repayment of the Note and exercise of the Warrants have been duly authorized and, when issued in accordance with the term thereof, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Yours very truly,

STAHL & ZELMANOVITZ